UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

Cowlitz Bancorporation (Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave. Longview, Washington 98632 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9088 Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

(e)	On March 26, 2008, Cowlitz Bancorporation and Executive Vice President / Chief Financial Officer Gerald L. Brickey entered into a First Amendment to Employment Agreement. The amendment increases the amount Mr. Brickey is entitled to receive if he terminated by Cowlitz other than for cause to twelve months salary (previously six months). In addition, the amendment increases the amount Mr. Brickey is entitled to receive if he is terminated in connection with a change in control to twenty four months salary (previously eighteen months), two times the highest bonus paid to him in the two years prior to the change in control (previously the highest bonus paid to him in the two years prior to the change in control), and continuing insurance benefits for up to twenty-four months (previously eighteen).

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION
(Registrant)

Date:	March 27, 2008	By:	/s/ Gerald L. Brickey

Gerald L. Brickey, Chief Financial Officer